Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

July 30, 2021

United Rentals, Inc.,
United Rentals (North America), Inc.,

100 First Stamford Place, Suite 700,

Stamford, Connecticut 06902.

Ladies and Gentlemen:

We are acting as counsel to United Rentals, Inc., a Delaware corporation (the “Company”), and to United Rentals (North America), Inc., a Delaware corporation (the “Co-Issuer”), in connection with the filing today by the Company, the Co-Issuer and the guarantors listed on Annex A hereto (the “Subsidiary Guarantors”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities of the Company, the Co-Issuer and the Subsidiary Guarantors: (i) senior debt securities of the Company (the “Company Debt Securities”); (ii) senior secured, senior unsecured and senior subordinated debt securities of the Co-Issuer (the “Co-Issuer Debt Securities”); (iii) the guarantees of the Company and the Subsidiary Guarantors with respect to the payments on the Co-Issuer Debt Securities (the “Guarantees”); (iv) shares of common stock of the Company, par value $0.01 per share (the “Common Shares”), including those initially issuable upon conversion, exercise or exchange of any Company Debt Securities, Co-Issuer Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Common Shares; (v) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Shares”), including those initially issuable upon conversion, exercise or exchange of any Company Debt Securities, Co-Issuer Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Preferred Shares; and (vi) warrants to purchase Company Debt Securities, Co-Issuer Debt Securities, Common Shares and Preferred Shares (the “Warrants”). The Company Debt Securities, the Co-Issuer Debt Securities, the Guarantees, the Common Shares, the Preferred Shares and the Warrants are collectively referred to as the “Securities”.

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In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Board of Directors of the Company (the “Company Resolutions”), the Board of Directors of the Co-Issuer (the “Co-Issuer Resolutions”) and the Board of Directors, Managing Member or General Partner of each Subsidiary Guarantor (the “Subsidiary Guarantor Resolutions”) authorizing the applicable Securities, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1)            Company Debt Securities. When the Registration Statement has become effective under the Act, when an indenture relating to the Company Debt Securities has been duly authorized, executed and delivered, when the terms of such Company Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and when such Company Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Company Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company Debt Securities covered by the opinion in this paragraph include any Company Debt Securities issuable upon exercise of any Warrants that are exercisable for Company Debt Securities.

(2)            Co-Issuer Debt Securities. When the Registration Statement has become effective under the Act, when an indenture relating to the Co-Issuer Debt Securities has been duly authorized, executed and delivered, when the terms of such Co-Issuer Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture, and when such Co-Issuer Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Co-Issuer Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Co-Issuer, the Company or the Subsidiary Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Co-Issuer, the Company or the Subsidiary Guarantors, the Co-Issuer Debt Securities will constitute valid and legally binding obligations of the Co-Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Co-Issuer Debt Securities covered by the opinion in this paragraph include any Co-Issuer Debt Securities issuable upon exercise of any Warrants that are exercisable for Co-Issuer Debt Securities.

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(3)            Guarantees. When the Registration Statement has become effective under the Act, when an indenture relating to the Guarantees and the corresponding Co-Issuer Debt Securities has been duly authorized, executed and delivered, when the terms of such Guarantees and the corresponding Co-Issuer Debt Securities and of their issuance and, in the case of the Co-Issuer Debt Securities, sale, have been duly established in conformity with the applicable indenture, and when such Guarantees and the corresponding Co-Issuer Debt Securities have been duly executed and, in the case of the Co-Issuer Debt Securities, authenticated in accordance with the applicable indenture and issued and, in the case of the Co-Issuer Debt Securities, sold by the Co-Issuer, as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Co-Issuer Resolutions, the Company Resolutions and the Subsidiary Guarantor Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Co-Issuer, the Company or the Subsidiary Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Co-Issuer, the Company or the Subsidiary Guarantors, the Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)            Common Shares. When the Registration Statement has become effective under the Act, when the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation and when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Shares will be validly issued, fully paid and nonassessable. The Common Shares covered by the opinion in this paragraph include any Common Shares issuable upon conversion, exercise or exchange of any Company Debt Securities, Co-Issuer Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Common Shares.

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(5)            Preferred Shares. When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of designations with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and when the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares will be validly issued, fully paid and nonassessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares issuable upon conversion, exercise or exchange of any Company Debt Securities, Co-Issuer Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Preferred Shares or another series thereof.

(6)            Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Delaware as in effect on the date of this letter, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus regarding the Company, the Co-Issuer or the Subsidiary Guarantors, the Securities, or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company, the Co-Issuer and the Subsidiary Guarantors and other sources believed by us to be responsible. We have assumed, without independent verification, that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP

ANNEX A

Subsidiary Guarantors

Subsidiary Guarantor	State of Incorporation or Organization

United Rentals (Delaware), Inc.	Delaware

United Rentals Highway Technologies Gulf, LLC	Delaware

United Rentals Realty, LLC	Delaware